LETTER OF REPRESENTATION


         This letter of representation is made by Inamed Corporation, a Florida corporation (the "Company"), in favor of the Holders of its 11% Secured Convertible Notes due 1999 (the "Secured Notes"). Terms used but not defined herein shall have the respective meanings, if any, ascribed thereto in the Indenture governing the Secured Notes (as amended from time to time, the "Indenture"). Inamed represents and warrants to the Holders that on the date hereof:

              1.1 ORGANIZATION AND AUTHORITY OF THE COMPANY.

                  (a) The  Company  is a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of Florida and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each of the Company and each such Guarantor has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this document and the Secured Notes, the Indenture, the Warrants, the Warrant Agreement governing the terms thereof, the Collateral Documentation, the Guarantee Agreements and all other documents and agreements contemplated thereby (this document, and all such other documents and agreements, collectively, the "Transaction Documents") and to perform the provisions thereof and to consummate the transactions contemplated hereby and thereby. Each of the Company and each Guarantor is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, properties, assets, operations or financial condition of the Company.

                  (b) The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Company and, with respect to each such agreement to which it is a party, each Guarantor. The Transaction Documents to which it is a party have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company and each Guarantor, enforceable against the Company and such Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

              1.2 BUSINESS, PROPERTIES AND OTHER INFORMATION REGARDING THE COMPANY.

                  (a) The Company previously provided the Confidential Offering Memorandum dated January 10, 1996 that when read in conjunction with the Note Purchase Agreement dated as of January 23, 1996 and the schedules and exhibits thereto, and the public filings thereafter, including the Company's Annual Reports (or drafts thereof) on Form 10-K, as amended, for the years ended December 31, 1995 and 1996, the Company's Quarterly Reports (or drafts thereof) on Form 10-Q, as amended, for the quarters ended March 31, June 30 and

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September 30, 1996,  and March 31, 1997,  and the Company's  Current  Reports on
Form 8-K filed February 6, 1996,  April 19, 1996,  May 31, 1996,  April 1, 1997,
June 10, 1997, June 12, 1997 and June 26, 1997 (as amended or supplemented, collectively, the "Disclosure Documents"), describes, among other things, in all material respects the business, prospects, properties, assets, operations and financial condition of the Company.

                  (b) As of their respective dates, neither the Disclosure Documents nor any certificate executed by the Company or any Guarantor in connection with the transactions contemplated thereby, contained and, as of the date hereof, no Disclosure Document contains any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 23, 1996, except as disclosed in the Disclosure Documents, there has been no material adverse change in the business, prospects, properties, assets, operations or financial condition of the Company or any Guarantor not described in the Disclosure Documents. Neither the Company nor any Guarantor has actual knowledge, except as disclosed in the Disclosure Documents, of any fact that materially adversely affects or, so far as the Company or any Guarantor can now reasonably foresee, will materially adversely affect the business, prospects, properties, assets, operations or financial condition of the Company or the Guarantors, or the ability of the Company or the Guarantors to perform its respective obligations under the Transaction Documents.

              1.3 CAPITAL STOCK.

                  (a) On the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of common stock, no par value (the "Common Stock"). On the date hereof, 8,444,666 shares of Common Stock are issued and outstanding.

                  (b) As of July 1, 1997, the Company had reserved for issuance an aggregate of approximately 564,500 shares of Common Stock issuable pursuant to: (i) outstanding vested and non-vested options, warrants and similar rights; and (ii) contingent obligations to issue additional shares (other than pursuant to conversion of the Secured Notes or the Company's 4% Convertible Debenture due
2000). The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or other securities or obligation evidencing the right of the holder thereof to purchase any of its capital stock or other securities.

              1.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The consummation of the transactions contemplated by the Transaction Documents and the performance of the terms and provisions of the Transaction Documents did not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (except for Liens created under the Indenture or the Collateral Documentation) in respect of any property of the Company or any Guarantor under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor, or any of its respective properties is bound, (ii) conflict with any provision of any of the certificate of incorporation or bylaws or comparable organizational documents of the Company or any Guarantor or conflict with or result

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in a breach of any of the terms,  conditions  or  provisions of any order of any court, arbitrator or governmental entity applicable to the Company or any Guarantor or (iii) violate any material provision of any statute or other rule or regulation of any governmental entity applicable to the Company or any Guarantor.

              1.5 GOVERNMENTAL AUTHORIZATIONS, ETC. Except for the registration of the Warrants and the shares of Common Stock underlying the Warrants and the Secured Notes under the Securities Act of 1933, as amended, no consent, approval or authorization of, or registration, filing or declaration with, any governmental entity or third party was required for the issuance of the Secured Notes or the Warrants or the valid execution and delivery of the Secured Notes and the Warrants or for the performance by the Company or the Guarantors of the Transaction Documents, other than the filings, registrations or qualifications under the securities laws or "blue sky" laws of any State that may be required to be made or obtained in connection with the offer, issuance, sale or delivery of the Secured Notes, the Warrants, the shares of Common Stock underlying the Warrants and the Secured Notes or any interest therein, including the Company's registration of the common stock issuable upon conversion of the Secured Notes or upon exercise of the Warrants.

              1.6 LITIGATION; OBSERVANCE OF STATUTES, REGULATIONS AND ORDERS.

                  (a) Except as disclosed or referred to in the Company's Disclosure Documents, or other reports filed with the Securities and Exchange Commission, or with respect to which resolution has been or will be effected with the proceeds of the Secured Note offering (the "Offering"), there are no actions, suits or proceedings pending or, to the knowledge of the Company or any Guarantor and other than with respect to the Company's 4% Convertible Debentures due 2000, threatened against or involving the Company or any Guarantor or any property of the Company or any Guarantor in any court or before any arbitrator of any kind or before or by any governmental entity except actions, suits or proceedings arising in the ordinary course of business that individually or in the aggregate, if adversely determined, would not materially adversely affect the business, operations, prospects, properties, assets or financial condition of the Company or any Guarantor or the ability of the Company or any Guarantor to perform its obligations under the Transaction Documents.

                  (b) Neither the Company nor any Guarantor is in default under or in breach of any order of any court, arbitrator or governmental entity, and neither the Company nor any Guarantor is subject to or a party to any order of any court or governmental entity arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. Neither the Company nor any Guarantor is in violation of any law or statute, or other rule or regulation of any governmental entity, including without limitation laws relating to the production, use, storage or disposal of hazardous materials (the "Hazardous Materials Laws"), the violation of which would materially adversely affect the business, operations, prospects, properties, assets or financial condition of the Company or any Guarantor or the ability of the Company or any Guarantor to perform its obligations under the Transaction Documents, provided, however, that the Company is delinquent in payment of its federal payroll taxes.

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              1.7 TAXES.  Except for approximately  $1,368,000 in unpaid payroll taxes and $1,296,000 in accrued income taxes reflected in the Company's balance sheet dated March 31, 1997 (subject to normal year-end adjustments) and except for the allocation of payments by taxing authorities to unpaid taxes, the Company and each Guarantor has filed all tax returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Company or any Guarantor to the extent the same have become due and payable, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in its reasonable discretion to be adequate. Except as provided above, neither the Company nor any Guarantor has actual knowledge of any proposed material tax assessment against the Company or any Guarantor (although the Company is currently undergoing tax
audits  by  the  State  of  California,   the  outcome  if  which  is  currently
undetermined), and in the opinion of the Company all tax liabilities of the Company and the Guarantors are adequately provided for on the books of the Company. The Company has paid to the Internal Revenue Service all amounts determined by the Company to be due for payroll taxes, interest and penalties for the period ended December 31, 1996.

              1.8 TITLE TO PROPERTY. The Company and each Guarantor has good and marketable title to its respective real properties and good and merchantable title to each of its other respective assets and properties, except as sold or otherwise disposed of in the ordinary course of business. Except as expressly permitted by the Indenture, all assets and properties of the Company and each Guarantor are owned by the Company or such Guarantor free and clear of all Liens.

              The Company and each Guarantor enjoys full and undisturbed possession under all leases necessary in any material respect for the operation of its respective businesses (the "Leases"). None of the Leases contains any provisions that, individually or in the aggregate, would materially impair the operation of the businesses of the Company or the Guarantors. The Leases are valid and subsisting and are in full force and effect, and there are no existing material defaults by the Company or events that with notice or lapse of time or both would constitute material defaults by the Company under any of the Leases.

              1.9 LICENSES, PERMITS, ETC. The Company and each Guarantor possesses all material licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names and any other tangible or intangible intellectual property rights, or rights thereto, required to conduct its respective business substantially as now conducted and as currently proposed to be conducted, without known conflict with the rights of others.

              1.10  COMPLIANCE  WITH  ERISA.  Neither the Company nor any of its
Subsidiaries has any employee benefit plan established or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries has made contributions that is subject to Part 3 of Subtitle B of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Internal Revenue Code of 1954, as amended (the "Code").

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              1.11  EXISTING  INDEBTEDNESS.  The  Company's  December  31,  1996
balance sheet includes all Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the date thereof, including the aggregate principal amount outstanding. Except with respect to any defaults under the Indenture as described in the consent letters dated July 2, 1997, neither the Company nor any Guarantor is in default in the performance or observance of any of the terms, covenants or conditions contained in any material instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured and has not requested any waiver in respect of any default and no event has occurred and is continuing which, with notice or the lapse of time or both, would constitute such a default.

              1.12 INVESTMENT COMPANY ACT. Neither the Company nor any Guarantor is an investment company subject to registration under the Investment Company Act of 1940, as amended.

              1.13 ENVIRONMENTAL MATTERS.

                  (a) None of the Company, any Guarantor or, to the Company's best knowledge, any previous owner, lessee, tenant, occupant or user of any real property owned or leased on or prior to the date hereof by the Company or any Guarantor (such real property and any and all buildings and other improvements thereon being herein referred to as the "Property") used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to or from the Property in violation of any Hazardous Materials Laws. "Hazardous Materials" as used herein, refers to any flammable explosives, radioactive materials, asbestos, compounds known as polychlorinated byphenyls, chemicals now known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under the Hazardous Materials Laws. No underground tanks or underground deposits or Hazardous Materials, to the Company's best knowledge, existed on, under, in or about any Property previously owned or leased by the Company or any Guarantor on or prior to the date that fee or leasehold title to such Property was transferred to a third party by the Company or any Guarantor. No underground tanks or underground deposits or Hazardous Materials, to the Company's best knowledge, exist on, under, in or about any Property that is currently owned or leased by the Company or any Guarantor.

                  (b) While any Property was owned or leased by the Company or any Guarantor, the Company or such Guarantor kept and maintained such Property, including, without limitation, the groundwater on or under such Property, and conducted its businesses in material compliance with all applicable Hazardous Materials Laws and other applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about such Property.

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                  (c) As of  the  date  hereof  there  are  no (i)  enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws affecting any of the Property, (ii) claims made or threatened by any person or governmental entity relating to the Property against the Property, the Company or any Guarantor relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials nor (iii) to the Company's best knowledge, any occurrence or condition on any Property that is currently owned or leased by the Company or any Guarantor that could subject the Company, any Guarantor or such Property to any material restrictions on occupancy, transferability or use of any Property under any Hazardous Materials Laws.

              1.14 SECURITY DOCUMENTS. The lien of the Collateral Documentation constitutes a fully perfected security interest in all right, title and interest of the Company or such Domestic Guarantor, as the case may be, in and to the personal property therein prior to any other security interests against such property or interests therein other than Permitted Liens.

              1.15 LABOR RELATIONS. No unfair labor practice complaint for sex, age, race or other discrimination claim has been brought during the last three years against the Company or any Guarantor before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other governmental entity. During such period, the Company and each Guarantor has complied in all material respects with all applicable laws relating to the employment of labor including without limitation those relating to wages, hours and collective bargaining.

              1.16 REPORTS. Since December 31, 1993, except with respect to its Annual Report for the year ended December 31, 1996 and its Quarterly Report for the period ended March 31, 1997, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (collectively, as amended the "SEC Reports"). None of the SEC Reports, including without limitation, any financial statements or schedules included therein and all documents incorporated therein by reference, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              The balance sheets and the related statements of income, shareholders' equity and cash flows (including the related notes thereto) of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and presented fairly the financial position of the Company as of their respective dates, and the results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

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              1.17 SOLVENCY. The Company and each Guarantor is solvent.

              1.18 USE OF PROCEEDS. The Company has applied and will apply the proceeds of the Offering in compliance with all applicable laws, rules and regulations. No part of the proceeds from the sale of the Secured Notes has been or will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR ' 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR ' 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR ' 220). The assets of the Company do not include any margin stock, and the Company does not have any present intention of acquiring any margin stock.

              1.19 LITIGATION  SETTLEMENT.  The Company  represents and warrants
that,  to  the  best  of  its  knowledge,   the  unappealed   certification  and
implementation of a Mandatory (non "opt-out" Limited Fund) Class under Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure in the Company's and certain of its Subsidiaries' litigation pending in the United States District Court for the Northern District of Alabama, Southern Division stylized as "Silicone Gel Breast Implant Products Liability Litigation (MDL 926)" will preclude further litigation by all persons who are within the scope of the class and whose claims arise during the class period.

              This Letter of Representation is executed as of the 2nd day of July 1997.


                                 INAMED CORPORATION


                                 By:  /s/ Donald K. McGhan
                                      --------------------------------
                                 Title: CEO & Chairman

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